Exhibit 16.1

Baker Tilly GmbH & Co. KG Wirtschaftsprüfungsgesellschaft Calwer Straße 7, 70173 Stuttgart private and confidential Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	Baker Tilly GmbH & Co. KG Wirtschaftsprüfungsgesellschaft Calwer Straße 7 70173 Stuttgart T: +49 711 933046-0 F: +49 711 933046-121 www.bakertilly.de

August 7, 2019

Commissioners:

We have read the statements made by BioNTech SE under the caption “Change in Accountants” included in its Registration Statement on Form F-1. We agree with the statements concerning our firm in such Form F-1.

Very truly yours,

/s/Baker Tilly GmbH & Co. KG Wirtschaftsprüfungsgesellschaft (Düsseldorf)

Baker Tilly GmbH & Co. KG Wirtschaftsprüfungsgesellschaft (Düsseldorf)

AUDIT & ADVISORY • TAX • LEGAL • CONSULTING

Sitz Düsseldorf • Amtsgericht Düsseldorf HRA 24600 • info@bakertilly.de • www.bakertilly.de Komplementärin: Baker Tilly Holding GmbH Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft Sitz Düsseldorf • Amtsgericht Düsseldorf HRB 30575

Baker Tilly GmbH & Co. KG Wirtschaftsprüfungsgesellschaft trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.